Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER dated as of July 9, 2015 (this “Amendment”), among Elephant Talk Europe Holding B.V., a besloten vennootschap met beperkte annsprakelijkheid organized under the laws of the Netherlands (the “Borrower”), Elephant Talk Communications Corp., a Delaware corporation (the “Parent”), Elephant Talk North America Corp., a Delaware corporation (“ET North America”), Elephant Talk Group International B.V., a a besloten vennootschap met beperkte annsprakelijkheid organized under the laws of the Netherlands (“ET Group Netherlands”, and collectively with Parent and ET North America, the “Guarantors”, and each individually, a “Guarantor”, collectively with the Borrower, the “Credit Parties”, and each individually, a “Credit Party”), Corbin Mezzanine Fund I, L.P., as sole existing lender (“Corbin”) and ATALAYA ADMINISTRATIVE LLC, as administrative agent and collateral agent for the Lenders under the Credit Agreement described below (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Credit Party have entered into a Credit Agreement dated as of November 17, 2014 with Corbin, such other financial institutions that may from time to time become party thereto (collectively with Corbin, the “Lenders”, and each individually, a “Lender”) and the Administrative Agent (as so amended and as the same may be further amended or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions set forth therein, to make certain loans to the Borrower;

WHEREAS, the Borrower has informed the Administrative Agent that, as of the date hereof, certain Events of Default have occurred and are continuing under the Credit Agreement, including, without limitation, the termination of the Iusacell Agreement which constitutes an Event of Default under Section 10.01(o) of the Agreement (collectively, the “Existing Events of Default”);

WHEREAS, none of the Existing Events of Default have been cured and all of the Existing Events of Default are continuing;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders enter into this Amendment to (a) waive the Existing Events of Default and (b) amend the Credit Agreement to among other things, modify certain terms and conditions as more particularly set forth herein;

WHEREAS, the Lenders and the Administrative Agent have agreed to waive the Existing Events of Default and to make the foregoing amendments to the Credit Agreement as more particularly set forth herein, subject to the terms and conditions sets forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, the Credit Parties, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1.           Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

2.           Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 6 below and in reliance on the representations and warranties set forth in Section 4 and the acknowledgments set forth in Section 5, the Credit Agreement is hereby amended as follows:

(a)          Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)          Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Applicable Margin”, “Prepayment Premium” and “Warrants” in their entirety and substituting the following therefor:

“Applicable Margin” shall mean a percentage per annum equal to eleven percent (11.00%), provided, however that:

(a)          in the event that either (i) Adjusted EBITDA for the Consolidated Companies for the Test Period ending on December 31, 2015, as reflected in the annual financial statements and Compliance Certificate delivered pursuant to Sections 8.01(c) and (d) exceeds $9,973,000 or (ii) the Borrower receives Net Equity Proceeds (other than as a result of an Excluded Issuance) in excess of $5,000,000 during the period from the First Amendment Closing Date through December 31, 2015 (which Net Equity Proceeds shall not be subject to prepayment as required by Section 4.02(a)(iv)), the Applicable Margin shall be reduced by one half of one percent (0.50%) (it being understood that the Applicable Margin shall not be reduced by more than 0.50% pursuant to this clause (a)); and

(b)          in the event that Adjusted EBITDA for the Consolidated Companies for the Test Period ending on December 31, 2016, as reflected in the annual financial statements and Compliance Certificate delivered pursuant to Sections 8.01(c) and (d) exceeds $17,329,000, the Applicable Margin shall be reduced by one half of one percent (0.50%).

Reductions in the Applicable Margin resulting from (x) clauses (a)(i) or (b) of this definition shall be effective as of the first day of the calendar month immediately following delivery to the Administrative Agent of the annual financial statements and Compliance Certificate delivered pursuant to Sections 8.01(c) and (d) reflecting the required Adjusted EBITDA and (y) clause (a)(ii) of this definition shall be effective as of the first day of the calendar month immediately following the Borrower’s receipt of the required Net Equity Proceeds.

“Prepayment Premium” shall mean a prepayment premium equal to: (a) two percent (2.0%) of the amount prepaid if such prepayment occurs on or before June 30, 2016, (b) one and one-quarter percent (1.25%) of the amount prepaid if such prepayment occurs on or after July 1, 2016 and on or before March 31, 2017, and (c) zero percent (0.0%) of the amount prepaid if such prepayment occurs on or after April 1, 2017.

“Warrants” shall mean, collectively, that certain Warrant, dated as of the Closing Date, issued by Parent to Corbin Mezzanine Fund I, L.P. and the First Amendment Warrants.

(ii)         Section 1.01 of the Credit Agreement is hereby further amended by inserting the following new definitions therein in appropriate alphabetical order:

“Exit Fee” means an exit fee in the amount of $300,000.

“First Amendment” means the First Amendment to Credit Agreement and Waiver dated as of the First Amendment Closing Date among the Credit Parties, the Lenders party thereto and the Administrative Agent.

“First Amendment Closing Date” means July 9, 2015.

“First Amendment Warrants” shall mean the Warrants dated as of the First Amendment Closing Date issued by the Borrower to the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

“Iusacell Settlement Agreement” shall have the meaning given to the term “Settlement Agreement” in the Iusacell Settlement Letter Agreement.

“Iusacell Settlement Letter Agreement” shall mean that certain Letter Agreement dated as of June 19, 2015 by and among Agent and Borrower, as may be amended, restated or otherwise modified from time to time.

“Liquidity” shall mean the sum, for the Consolidated Companies, of unrestricted cash and Cash Equivalents.

“Remaining Settlement Proceeds” shall have the meaning given to such term in the Iusacell Settlement Letter Agreement.

(b)          Amendment to Section 2.06 of the Credit Agreement. Section 2.06 of the Credit Agreement is hereby amended by amending and restating clause (a) in its entirety to read as follows:

“(a)          The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, on each of the dates set forth below (each a “Term Loan Repayment Date”), the principal of the Term Loan in an amount set forth opposite such date (each a “Term Loan Repayment Amount”) (which Term Loan Repayment Amount may be reduced as a result of, and after giving effect to, the application of prepayments under Sections 4.01 and 4.02 in accordance with the order of priority set forth in Section 4.01 and Section 4.02(c), as applicable).

Term Loan Repayment Date	Term Loan Repayment Amount
Each of January 1, 2016, April 1, 2016, July 1, 2016 and October 1, 2016	$85,000
Each of January 1, 2017, April 1, 2017, July 1, 2017 and October 1, 2017	$275,000

For the avoidance of doubt, the Administrative Agent and the Lenders agree that all Term Loan Repayment Amounts are payable without Prepayment Premium.”

(c)          Amendment to Section 2.09 of the Credit Agreement. Section 2.09 of the Credit Agreement is hereby amended by amending and restating clause (c) in its entirety to read as follows:

“(c)          (i) From and after the occurrence and during the continuance of any Event of Default, upon notice by the Administrative Agent or the Collateral Agent to the Borrower or (ii) automatically upon the Consolidated Companies’ failure to comply with the Liquidity covenant contained in Section 9.13(c), the Borrower shall pay interest on the principal amount of all Loans and all other unpaid Obligations, to the extent permitted by Applicable Law, at the Default Rate, which Default Rate shall accrue (x) with respect to clause (i) above, from the date of such Event of Default (regardless of the date of notice of the imposition of the Default Rate) until waived in writing and (y) with respect to clause (ii) above, from the last day of the calendar month for which Consolidated Companies fail to comply with Section 9.13(c), through and including the last day of the first calendar month for which the Consolidated Companies are in compliance with Section 9.13(c), and, in all cases, shall be payable on demand and in cash. All such interest shall be payable on demand and in cash. Nothing in this clause (c) shall be deemed to cause a Default or Event of Default solely as a result of the Consolidated Companies failure to comply with Section 9.13(c); provided, however, that the failure to pay the amounts required by clause (ii) above shall constitute a Default (and, if such failure continues beyond any applicable grace, cure or notice period, an Event of Default) pursuant to Section 10.01(a)(ii).”

(d)          Amendment to Section 3.01 of the Credit Agreement. Section 3.01 of the Credit Agreement is hereby amended by (i) amending and restating clause (b) in its entirety to read as follows and (ii) adding the following clause (c) to the end thereof:

“(b)          The Borrower agrees to pay to the Administrative Agent, for the account of each Lender that holds a Term Loan, upon a prepayment of all or a portion of such Term Loan of such Lender (other than a prepayment made pursuant to Sections 4.02(a)(iii) or 4.02(a)(v)), and including, without limitation, upon payment of the Remaining Settlement Proceeds, the Prepayment Premium on the amount so prepaid whether such payment is made before or after an Event of Default or an acceleration of all or any part of the Obligations.

(c)          The Borrower agrees to pay to the Administrative Agent, for the account of each Lender that holds a Term Loan, upon repayment in full of the Term Loans, the Exit Fee, whether such payment is made before or after and Event of Default or an acceleration of all or any part of the Obligations.”

(e)          Amendment to Section 9.13 of the Credit Agreement. Section 9.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Maximum Total Leverage Ratio. The Total Leverage Ratio, as of the last day of each Test Period set forth below, to be greater than the Total Leverage Ratio set forth below opposite such Test Period:

Test Period	Total Leverage Ratio
June 30, 2015	1.20:1.00
September 30, 2015 and the last day of each fiscal quarter thereafter	1.60:1.00

(b)          Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each Test Period set forth below, to be less than the Fixed Charge Coverage Ratio set forth below opposite such Test Period:

Test Period	Fixed Charge Coverage Ratio
June 30, 2015	1.30:1.00
September 30, 2015	0.50:1.00
December 31, 2015	1.10:1.00
March 31, 2016	1.40:1.00
June 30, 2016	1.70:1.00
September 30, 2016 and the last day of each fiscal quarter thereafter	2.25:1.00

(c)          Maximum Consolidated Maintenance Capital Expenditures. Consolidated Maintenance Capital Expenditures, for each Test Period ending on each date set forth below, to be greater than the amount set forth below opposite such Test Period:

Test Period	Consolidated Maintenance Capital Expenditures Amount
December 31, 2015	$6,000,000
December 31, 2016	$6,000,000
December 31, 2017	$6,000,000

(d)          Minimum Adjusted EBITDA. The Adjusted EBITDA, for each Test Period ending on each date set forth below, to be less than the amount set forth below opposite such Test Period:

Test Period	Adjusted EBITDA Amount
June 30, 2015	$7,500,000
September 30, 2015	$6,750,000
December 31, 2015	$7,650,000
March 31, 2016	$8,000,000
June 30, 2016	$8,250,000
September 30, 2016 and the last day of each fiscal quarter thereafter	$9,000,000

In addition, the Credit Parties will not permit Adjusted EBITDA for any Test Period to be less than 75% of Adjusted EBITDA for the immediately preceding Test Period.

(e)          Minimum Liquidity. As of the last day of each calendar month, commencing on July 31, 2015, the Consolidated Companies shall have Liquidity of at least $2,000,000; provided, however, that (i) the failure of the Consolidated Companies to satisfy this Liquidity requirement shall not alone result in a Default or Event of Default and (ii) any such failure shall be subject to Section 2.09(c).”

3.           Waiver of Existing Events of Default. Subject to the satisfaction of the conditions precedent set forth in Section 6 below and in reliance on the representations and warranties set forth in Section 4 and the acknowledgments set forth in Section 5, the Administrative Agent and the Lenders hereby waive the Existing Events of Default. The parties hereby acknowledge and agree that the foregoing waiver is limited to the Existing Events of Default and shall not constitute a waiver of any other presently existing or future Default or Event of Default.

4.           No Default; Representations and Warranties, Etc. Each Credit Party hereby represents, warrants, confirms and covenants that: (a) the representations and warranties of the Credit Parties contained in Article VII of the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof and deemed to be made as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date, in which case, such representations were true and correct as of such date); (b) after giving effect to this Amendment, the Credit Parties are in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents to be observed or performed thereunder and no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by the Borrower of this Amendment, the First Amendment Warrant Documents and all other documents, instruments and agreements executed and delivered in connection herewith or therewith, and the consummation of the transactions contemplated hereby or thereby (i) have been duly authorized by all necessary organizational action on the part of the Credit Parties (including any necessary shareholder consents or approvals), (ii) have not violated, conflicted with or resulted in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of the Credit Parties or any term or provision of any material indenture, agreement or other instrument binding on the Credit Parties or any of its assets, (iii) do not require any consent, waiver or approval of or by any Person which has not been obtained, and (iv) have not violated or conflicted with and will not violate or conflict with any pre-emptive rights of any Person.

5.           Acknowledgment, Ratification and Confirmation.

(a)          The Borrower hereby confirms and acknowledges that, as of the date hereof and after giving effect to this Amendment, (i) the Borrower is indebted to the Lenders for Term Loans in an aggregate outstanding principal amount equal to $6,500,000 plus accrued and unpaid interest thereon, as provided in the Credit Agreement; and (ii) the Borrower is indebted to the Administrative Agent and the Lenders for all accrued and unpaid fees and expenses of the Administrative Agent and the Lenders (including but not limited to, reasonable fees and disbursements of counsel) and other Obligations, as provided in the Loan Documents.

(b)          Each of the Credit Parties hereby confirms and acknowledges that, as of the date hereof (i) there exists no defense to the repayment by each such Person of all amounts and Obligations owing under and in respect of the Credit Agreement or any of the other Loan Documents, as amended and otherwise modified hereby, and (ii) such Person has no claim against any Lender or the Administrative Agent in respect of any matter relating to or arising under this Amendment, the Credit Agreement or any of the other Loan Documents, the Warrants or any of the transactions contemplated hereby or thereby.

(c)          The Borrower hereby acknowledges, ratifies and confirms that it remains obligated to pay all principal, interest, fees and other amounts owing to the Administrative Agent and the Lenders under and in respect of the Credit Agreement, as amended hereby, and the other Loan Documents when due and payable in accordance with the terms thereof.

(d)          Each of the Credit Parties confirms and acknowledges that Credit Agreement, the Security Documents and each of the other Loan Documents, as amended and otherwise modified by the amendments and other modifications specifically provided herein, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(e)          Without limiting the generality of the foregoing clause (d), each of the Guarantors hereby acknowledges and confirms that all obligations and liabilities of the Borrower in respect of the principal amount of the Term Loans under the Credit Agreement, as amended hereby, including without limitation, all obligations and liabilities of the Borrower for principal in respect of the Term Loans, (whether now outstanding or hereafter arising or incurred) constitute “Guaranteed Obligations” under and as defined in the Guaranties and are guarantied by and entitled to the benefits of the Guaranties.

(f)          Each of the Credit Parties hereby confirms and acknowledges that all obligations, liabilities and Obligations of the Borrower under the Credit Agreement, as amended hereby, including without limitation, all obligations of the Borrower for principal, interest and all other amounts payable in respect of the Term Loans constitute “Secured Obligations” under and as defined in each Security Document and are secured by and entitled to the benefits of the Security Documents, and the liens and security interests granted in favor of the Administrative Agent for the benefit of itself and the Lenders under the terms of the Security Documents are perfected, effective, enforceable and valid and such liens and security interests are, in each case, a first priority lien and security interest (except to the extent otherwise expressly permitted by the Loan Documents) and such liens and security interests are hereby in all respects ratified and confirmed.

6.           Conditions to this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a)          Counterparts of Amendment. The Agent shall have received from each party hereto either (a) a counterpart of this Amendment signed on behalf of such party or (b) written evidence satisfactory to the Agent (which may include telecopy or electronic mail transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)          Organizational Matters. The Administrative Agent shall have received such resolutions, certificates and other documents as the Administrative Agent may require to evidence the authority of the Credit Parties to enter into this Amendment and the First Amendment Warrant Documents as the Administrative Agent may request, all of which shall be satisfactory in form and substance to the Administrative Agent.

(c)          First Amendment Warrants. The Administrative Agent shall have received from each party thereto counterparts of the First Amendment Warrants duly executed by each such party, each such document to be in form and substance satisfactory to the Administrative Agent

(d)          Fees and Expenses. The Agent shall have received all fees and other amounts due and payable to the Administrative Agent and the Lenders in connection with this Amendment, including, without limitation, reimbursement or payment of all out-of-pocket expenses required to be reimbursed by the Borrower hereunder or under the Credit Agreement (including without limitation, the fees and disbursements of counsel to the Agent in connection herewith).

(e)          Release of Remaining Settlement Amount. The Remaining Settlement Amount shall, simultaneously with the effectiveness of this Amendment, be released from the Administrative Agent and paid into an account of the Credit Parties which is subject to a Control Agreement.

(f)          Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent shall have reasonably requested, all of which shall be satisfactory in form and substance to the Administrative Agent.

7.           RELEASE. EACH OF THE CREDIT PARTIES HEREBY ACKNOWLEDGES AND CONFIRMS THAT (A) IT DOES NOT HAVE ANY GROUNDS, AND HEREBY AGREES NOT TO CHALLENGE (OR TO ALLEGE OR TO PURSUE ANY MATTER, CAUSE OR CLAIM ARISING UNDER OR WITH RESPECT TO), IN ANY CASE BASED UPON ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER, THE EFFECTIVENESS, GENUINENESS, VALIDITY, COLLECTIBILITY OR ENFORCEABILITY OF THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE LIENS SECURING SUCH OBLIGATIONS, OR ANY OF THE TERMS OR CONDITIONS OF ANY LOAN DOCUMENT AND (B) IT DOES NOT POSSESS (AND HEREBY FOREVER WAIVES, REMISES, RELEASES, DISCHARGES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, EACH LENDER AND THEIR RESPECTIVE AFFILIATES, STOCKHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS AND REPRESENTATIVES AND EACH OF THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST, AND AGREES NOT TO ALLEGE OR PURSUE) ANY ACTION, CAUSE OF ACTION, SUIT, DEBT, CLAIM, COUNTERCLAIM, CROSS-CLAIM, DEMAND, DEFENSE, OFFSET, OPPOSITION, DEMAND AND OTHER RIGHT OF ACTION WHATSOEVER, WHETHER IN LAW, EQUITY OR OTHERWISE (WHICH IT, ALL THOSE CLAIMING BY, THROUGH OR UNDER IT, OR ITS SUCCESSORS OR ASSIGNS, HAVE OR MAY HAVE) AGAINST THE INDEMNIFIED PARTIES, OR ANY OF THEM, BY REASON OF, ANY MATTER, CAUSE OR THING WHATSOEVER, WITH RESPECT TO EVENTS OR OMISSIONS OCCURRING OR ARISING ON OR PRIOR TO THE DATE HEREOF AND RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE PAYMENT, PERFORMANCE, VALIDITY OR ENFORCEABILITY OF THE OBLIGATIONS, THE LIENS SECURING THE OBLIGATIONS OR ANY OR ALL OF THE TERMS OR CONDITIONS OF ANY LOAN DOCUMENT) OR ANY TRANSACTION RELATING THERETO.

8.           Miscellaneous.

(a)          Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Credit Agreement or the other Loan Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. The Borrower acknowledges and agrees that nothing contained herein shall be deemed to entitle the Credit Parties to a consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances.

(b)          This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)          Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

(d)          This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)          The Borrower agrees to pay all reasonable expenses, including legal fees and disbursements incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER:

ELEPHANT TALK EUROPE HOLDING B.V.

By:	/s/Alex Vermeulun
Name: Alex Vermeulun
Title: Director

GUARANTORS:

ELEPHANT TALK COMMUNICATIONS CORP.

By:	/s/Alex Vermeulun
Name: Alex Vermeulun
Title: General Counsel

ELEPHANT TALK NORTH AMERICA CORP.

By:	/s/Alex Vermeulun
Name: Alex Vermeulun
Title: CEO

ELEPHANT TALK GROUP INTERNATIONAL B.V.

By:	/s/Alex Vermeulun
Name: Alex Vermeulun
Title: Director

[First Amendment to Credit Agreement and Waiver]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

ATALAYA ADMINISTRATIVE LLC

By:	/s/Michael Bogdan
Name: Michael Bogdan
Title: Authorized Signatory

LENDERS:

CORBIN MEZZANINE FUND I, L.P.

By:	Corbin Capital Partners Management, LLC,
its General Partner

By:	/s/ Anthony Anselmo
Name: Anthony Anselmo
Title: COO

[First Amendment to Credit Agreement and Waiver]